Exhibit 10.3

AMENDMENT TO THE SPONSOR LETTER

This Amendment to that certain letter agreement, dated November 16, 2021 (the “Original Letter Agreement”), by and among Athena Technology Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), ShoulderUp Technology Acquisition Corp., a Delaware corporation (“ShoulderUp”), and certain of the undersigned individuals, each of whom is a member of ShoulderUp’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders,” and together with the Sponsor and ShoulderUp, the “Parties”), dated as of March 18, 2024 (this “Amendment and Agreement”), is entered into by and among the Sponsor, ShoulderUp , CID Holdco, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ShoulderUp (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“ShoulderUp Merger Sub”), SEI Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdings (“SEI Merger Sub” and together with ShoulderUp Merger Sub, the “Merger Subs”) and SEE ID, Inc., a Nevada corporation (collectively with any predecessor entities, the “Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Letter Agreement.

WHEREAS, this Amendment and Agreement is being delivered in connection with that certain business combination agreement (the “Business Combination Agreement”) pursuant to which ShoulderUp and Holdings will effectuate a business combination with the Company, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 13 of the Original Letter Agreement, the Original Letter Agreement may be amended by an instrument in writing and signed by the Parties; and

WHEREAS, in order to induce the Company to enter into the Business Combination Agreement, the Parties wish to amend the Original Letter Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment and Agreement, and the mutual promises contained in this Amendment and Agreement, and intending to be legally bound thereby, the Parties agree as follows:

1.	Certain Amendments to the Original Letter Agreement. The Original Letter Agreement is hereby amended as follows:

a.	Each reference to “Units”, “Class A Common Stock” and “Warrants” shall refer to Units, Class A Common Stock and Warrants of Holdings.

b.	Section 11(iii) of the Original Letter Agreement is hereby replaced in its entirety with the following:

(iii) “Founder Shares” shall mean all Company shares of any nature (whether owned now or acquired in the future by any means, including the exercise or conversion of other securities convertible into or exercisable for shares of the Company) that the Sponsor and each Insider, or any of their respective Affiliates (as defined in the Business Combination Agreement), owns or has the right to acquire;

c.	Section 7(a) and 7(b) of the Original Letter Agreement is hereby replaced in its entirety with the following:

(a) “Subject to Section 7(e), the Founder Shares owned by the Sponsor and each Insider immediately following consummation of the Business Combination shall not be transferable or salable until the 180-day anniversary of the consummation of a Business Combination (such applicable period being the “Founder Lock-Up Period”). Subject to Section 7(e), during the Founder Lock-Up Period, the Insiders shall not, and shall cause their Affiliates not to, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to the Founder Shares then subject to the Founder Lock-Up Period, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares then subject to the Founder Lock-Up Period, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (a)(i) or (a)(ii).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units or Warrants (or any share of Class A Common Stock issued or issuable upon the exercise of the Private Placement Units) held by the Sponsor or each Insider, until expiration of the Founder Shares Lock-up Period (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).”

d.	The below is added as a new Section 7(d) of the Original Letter Agreement:

“The Sponsor agrees that upon the consummation of the Business Combination Agreement 2,650,000 of the Founder Shares (the “Unvested Shares”) shall be subject to the vesting and forfeiture provisions set forth in this Section 7(d). The Sponsor agrees that it shall not, and shall cause its affiliates not to, transfer (other than to an affiliate) any Unvested Share held by the Sponsor prior to the date such Unvested Share becomes vested pursuant to this Section 7(d).

i. 1,325,000 Founder Shares shall vest if and at such time as the closing price of the Class A Common Stock is greater than or equal to $15.00 per share over any twenty (20) trading days within any thirty (30) trading day period; and

ii. 1,325,000 Founder Shares shall vest if and at such time as the closing price of the Class A Common Stock is greater than or equal to $20.00 per share over any twenty (20) trading days within any thirty (30) trading day period.

iii. The per share stock prices referenced in Section 7(d)(i) and Section 7(d)(ii) above will be equitably adjusted on account of any changes in the equity securities of Holdings by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

iv. Any Unvested Share that remains unvested (a) pursuant to Section 7(d)(i) or 7(d)(ii) as of the expiration of the vesting period, shall be forfeited and shall be transferred by the Sponsor to Holdings for cancellation, without any consideration for such transfer.

e.	The below is added as a new Section 7(e) of the Original Letter Agreement:

“The Sponsor shall use 3,150,000 of Founder Shares to maximize the amount of capital raised on behalf of the resulting public company, including pledging shares in connection with nonredemption agreements or providing price protection to PIPE investors.”

2.	Effect of Amendment. The provisions of the Original Letter Agreement, as amended by this Amendment and Agreement, remain in full force and effect. From and after the date hereof, references to “this Letter Agreement” in the Original Letter Agreement shall be deemed references to the Original Letter Agreement, as amended by this Amendment and Agreement. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in the event the Business Combination Agreement is terminated pursuant to Article IX thereof for any reason, this Amendment and Agreement shall automatically terminate and cease to be of further force and effect.

3.	Entire Agreement. This Amendment and Agreement and the Original Letter Agreement, as amended pursuant to this Amendment and Agreement, and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

4.	Miscellaneous. Sections 14, 15, 16, 17 and 18 of the Original Letter Agreement are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment and Agreement.

* * *

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment and Agreement to be duly executed as of the day and year first above written.

Sincerely,

SHOULDERUP TECHNOLOGY SPONSOR, LLC

By:
	Name:	Phyllis W. Newhouse
	Title:	Managing Member

By:
	Name:	Rashaun Williams

By:
	Name:	Phyllis W. Newhouse

By:
	Name:	Lauren Anderson

By:
	Name:	Danelle Barrett

By:
	Name:	Janice Bryant Howroyd

By:
	Name:	Shawn Henry

By:
	Name:	Stacey Abrams

(Signature Page to Amendment to Sponsor Letter)

Acknowledged:

Company:

SEE ID, Inc.

By:
Name:
Title:

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